UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2019

THE BANK OF NEW YORK MELLON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Greenwich Street

New York, New York 10286

(Address of principal executive offices) (Zip Code)

(212) 495-1784

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BK	New York Stock Exchange
Depositary Shares, each representing 1/4,000th of a share of Series C Noncumulative Preferred Stock	BK PrC	New York Stock Exchange
6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities of Mellon Capital IV (fully and unconditionally guaranteed by The Bank of New York Mellon Corporation)	BK/P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2019, The Bank of New York Mellon Corporation (the “Company”) announced that the Board of Directors appointed Thomas P. (Todd) Gibbons as interim Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”), effective immediately. Mr. Gibbons was also appointed interim Chief Executive Officer of the Company’s wholly-owned principal subsidiary, The Bank of New York Mellon (the “Bank”), effective immediately.

Mr. Gibbons succeeds Charles W. Scharf, who resigned as Chief Executive Officer of the Company, Chairman of the Board and as a director of the Company, and as Chief Executive Officer of the Bank and BNY Mellon, National Association, effective as of September 26, 2019.

Biographical Background

Mr. Gibbons, age 62, has served as Vice Chairman and Chief Executive Officer of Clearing, Markets and Client Management of the Company since January 2018. He served as Vice Chairman and Chief Financial Officer of the Company from July 2008 to January 2018. Mr. Gibbons has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements with Mr. Gibbons

The Human Resources and Compensation Committee of the Board has not yet determined Mr. Gibbons’ compensation for serving as interim Chief Executive Officer.

Election of Non-Executive Chairman of the Board

The Board appointed independent director Joseph J. Echevarria as Non-Executive Chairman of the Board effective September 26, 2019. Mr. Echevarria has served as a director of the Company since 2015 and as Lead Director since 2016.

Separation Arrangements with Mr. Scharf

Under the terms of applicable equity award agreements, Mr. Scharf has forfeited all equity and other incentive awards that were unvested as of September 26, 2019. The Company has waived the requirement in Mr. Scharf’s equity award agreements that requires Mr. Scharf to provide 90 days’ advance written notice of his resignation, subject to agreement on additional provisions.

Item 7.01.	Regulation FD Disclosure.

On September 27, 2019, the Company issued a press release announcing the executive leadership changes set forth in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release of The Bank of New York Mellon Corporation, dated September 27, 2019.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

By:	/s/ James J. Killerlane III
Name:	James J. Killerlane III
Title:	Corporate Secretary

Date: September 27, 2019